ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number 20100622221-88
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 08/19/2010 2:11 PM
	Entity Number C1551-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

TRAI THIEN USA INC.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209.

3. Filing date of the original document for which correction is being made: 7/14/10

4. Description of the inaccuracy or defect.

The effective date of the filing is incorrect.

5. Correction of the inaccuracy or defect.

The effective date for the Certificate of Change Pursuant to NRS 78.209 that was filed with the Nevada Secretary of State on July 14, 2010 is August 23, 2010.

6. Signature:

X [signature]

Authorized Signature

President and Chairman

Title *

8/12/10

Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees